EXHIBIT 21.1

  List of Subsidiaries of
J2 Global, Inc.

J2 Global, Inc.'s principal affiliates as of December 31, 2020, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation
j2 Global Canada, Inc.	Canada
J2 Global Denmark A/S	Denmark
Ekahau Oy	Finland
Electric Mail (Ireland) Limited	Ireland
j2 Global Holdings Limited	Ireland
j2 Global Ireland Limited	Ireland
Ziff Davis Ireland Limited	Ireland
j2 Global Japan Y.K.	Japan
Serinus42 B.V.	Netherlands
NCSG Holding AB	Sweden
J2 Global Sweden AB	Sweden
J2 Global UK Limited	United Kingdom
Livedrive Internet Limited	United Kingdom
RetailMeNot Limited	United Kingdom
RetailMeNot UK Ltd	United Kingdom
Ziff Davis International Ltd.	United Kingdom
BabyCenter.com, LLC	Delaware, United States
DW Prime Holdings Inc.	Delaware, United States
Ekahau, Inc.	Delaware, United States
Everyday Health, Inc.	Delaware, United States
Everyday Health Media, LLC	Delaware, United States
Humble Bundle, Inc.	Delaware, United States
J2 Martech Corp.	Delaware, United States
IGN Entertainment, Inc.	Delaware, United States
Inspired eLearning, LLC	Delaware, United States
J2 Cloud Services, LLC	Delaware, United States
J2 Web Services, Inc.	Delaware, United States
KeepItSafe, Inc.	Delaware, United States
Mashable, Inc.	Delaware, United States
Offers.com, LLC	Delaware, United States
OnTargetJobs, Inc.	Delaware, United States
RetailMeNot, Inc.	Delaware, United States
Ziff Davis Performance Marketing, Inc.	Delaware, United States
SpiceWorks, Inc.	Delaware, United States
ThreatTrack Security Holdings, Inc.	Delaware, United States
Ziff Davis, LLC	Delaware, United States
ThreatTrack Security, Inc.	Florida, United States
Mudhook Marketing, Inc.	Florida, United States
NetProtect, Inc.	Florida, United States
Prime Education, LLC	Florida, United States
Strong Technology, LLC	Florida, United States
MedPage Today, L.L.C.	New Jersey, United States
Excel Micro, LLC	Pennsylvania, United States
Mosaik Solutions, LLC	Tennessee, United States
Ookla, LLC	Washington, United States